Strategic Acquisition of Stelco August 27, 2007 © United States Steel Corporation 2007 Exhibit 99.2

Forward — Looking Statements

Risks and Uncertainties Regarding United States Steel Corporation and Stelco.
Some factors, among others, that could affect market conditions, costs, shipments and prices for the domestic and foreign operations of
U.S. Steel and Stelco include global product demand, prices and mix; global and company steel production levels; global and domestic demand for steel products; global and domestic energy markets; plant operating performance, including the start up of several blast furnaces; the timing and completion of facility projects; natural gas prices, usage and supply disruptions; raw materials availability and prices; changes in environmental, tax and other laws; employee strikes; power outages; and U.S. and global economic performance and political developments. Domestic steel shipments and prices could be affected by import levels and actions taken by the U.S. Government.
Economic conditions and political factors in Europe and Canada that may affect U. S. Steel’s foreign operations results include, but are not limited to, taxation, environmental permitting, nationalization, inflation, currency fluctuations, increased regulation, export quotas, tariffs, and other protectionist measures. Factors that may affect the amount of net periodic benefit costs include, among others, changes to laws affecting benefits, pension fund investment performance, liability changes and interest rates. Please refer to the Form 10-K of U.S. Steel for the year ended December 31, 2006 and subsequent filings and Stelco’s Annual Information Form dated March 30, 2007 for additional factors that could cause actual results to differ materially from any forward-looking statements.
Risks and Uncertainties Regarding the Transaction
Forward-looking statements regarding United States Steel Corporation’s acquisition and integration of Stelco include statements relating to or concerning expected synergies, cost savings, accretive effect, industry size, and market sector. Risks and uncertainties regarding the transaction include the possibility that the expected synergies may not be realized in the time period anticipated or at all, that the market fails to perform as anticipated, and that the closing does not occur, either due to the failure of closing conditions, including the approval of the shareholders of Stelco, or the failure to obtain required regulatory approvals, or other reasons. Even if the transaction closes as anticipated, integration may not proceed as expected, and the impact of changes in the industry, markets or the economy in general may result in unexpected costs or the failure to realize anticipated benefits of the transaction. Forward-looking statements included in this presentation are made only as of the date hereof, and the companies undertake no obligation to update these forward-looking statements to reflect future events or circumstances except as may be required by law.

Transaction Overview
U. S. Steel to Acquire Stelco
• U. S. Steel acquires Stelco for $1.1 billion (U.S.) or $38.50
(Canadian) per share in an all cash transaction
• Majority of approximately $760 million net debt as of 6/30/07 will be retired
• Voluntary pension funding of $31 million at closing
• Financed with cash on hand and committed credit facilities
• Potential run rate synergies in excess of $100 million by end of
2008
• Acquisition expected to be accretive in 2008 before synergies
• Excluding accounting effects of the sale of acquired inventory and other customary purchase accounting adjustments
• Closing expected in fourth quarter 2007

A leading Canadian sheet producer
Major supplier of automotive and other value added products
Strong raw material position
85% coke self sufficient
90% iron ore self sufficient*
Annual raw steel capability of 5.5mm tons
Long slab position – approximately 900,000 tons
Business Overview
Product Mix by Revenue
Bars 9%
Other
7%
2006 Sales = $2,365mm
Quarterly Shipment History (000 tons)
Hot Rolled
48%
CR & Coated
37%
600
700
800
900
1,000
1,100
1,200
*Includes iron ore under long-term contract

Stelco – Company Overview
Hamilton
Lake Erie
British
Columbia
Alberta
Manitoba
Saskatchewan
Ontario
Quebec
Mon Valley
Fairfield
Granite City
Minntac/
Keetac
Gary
Great Lakes
Tilden
Hibbing
Labrador
7/07 Employees
3,600
2006 Raw Steel
(Million Net Tons)
4.2
Raw Materials
Ownership
Iron Ore
Minority shares of:
Hibbing Taconite
Tilden Mining
Wabush Mining
Seignelay Reserve
Raw Steel Capability
Million Net Tons:
Hamilton   2.6
Lake Erie 2.9
U. S. Steel Iron Ore
Wabush
Stelco Iron Ore Mining
U. S. Steel Flat Rolled & Tubular
Stelco Integrated Steel Mill
East Texas

Business Case for Acquisition
Complementary assets & attributes:
Stelco is long slabs, intend to ship approximately
900,000 tons to U.S. Steel facilities
Improve U. S. Steel’s finishing facility utilization
Strong product mix
Creates 5th largest global steel company
Annual synergies estimated to be in excess of $100 million:
Sourcing semi-finished product
Procurement, best practices and SG&A

2006
Pro forma
Shipments
(17.7 mm tons)
U. S. Steel* (14.2 mm tons)
Stelco** (3.5 mm tons)
U. S. Steel and Stelco Favorable Product Mix
Service Center
23%
Conversion 26%
Automotive 18%
Construction 9%
Containers 9%
All other 7%
Appliance 8%
Automotive 38%
Service Center 14% Conversion 16%
Construction 32%
Automotive 22%
Construction 13%
Containers 8%
Appliance 7%
All other 6%
Service Center 20%
Conversion 24%
* Flat-Rolled segment only
Appliance 3%
** Includes bar product

Financial Overview
Tons Shipped

U. S. Steel Stelco
Sales
EBITDA**
Operating Income
3.5 million
$15,715 $2,365*
$1,785 ($126)*
($19)*
Source: Company filings
* Converted from Canadian dollars using .9443
** EBITDA is not a GAAP measure. Please refer to the U. S. Steel Form 10-K for 2006 and the Stelco Annual
Information Form dated March 30, 2007, for GAAP financial information.
2006
$ millions
21.6 million
$2,226
2006 2Q’07
Stelco
1.1 million
$677*
$24*
$50*

Stelco’s Improvement plan
Workforce reduction 29% from 1/1/06
• Facility utilization and productivity improvements
• Reduced contractors and outside processing
• Modified benefits and benefit administration
• Reduced fixed costs: property tax, IT, legal, insurance
• Closing obsolete facilities – Hamilton HSM, 5 stand, #2 pickle,
#2 galv line
• Logistics, material handling improvements
• Divesting interest in Wabush mines

Key changes since January 2005
U. S. Steel & Stelco Acquisition
Stelco – Significant CAPEX Plan – Now Realized
Lake Erie Hot Strip Mill Upgraded
Hamilton Blast Furnace major work completed
Stelco Labor Reductions attained – via Restructuring
Divested mini-mill and other assets
Negotiated work practice changes for steel facilities
U. S. Steel Granite City Hot Strip Mill Upgraded
Utilize Stelco slabs
Pension Funding – Defined
10-year level funding agreement with Ontario

U. S. Steel and Stelco
Strengthens our position as a leading North American Flat-Rolled producer
• Expands U. S. Steel’s supply chain across a larger
geographic area
• Leverages U. S. Steel’s production platform to drive
operating performance
Financially attractive:
• Potential annual synergies in excess of $100 million by 2008
• Accretive before synergies and purchase accounting
adjustments
• Maintains financial flexibility post-transaction

Transaction Summary

Strategic Acquisition of Stelco August 27, 2007 © United States Steel Corporation 2007